Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated March 7, 2023 to the Board of Directors of Black Knight, Inc. (the “Company”) included as Annex B to the proxy statement/prospectus relating to the proposed transaction between the Company and Intercontinental Exchange, Inc. (“ICE”), which forms a part of Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 of ICE (the “Registration Statement”) and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

March 30, 2023